Media Inquiries: Investor Inquiries: Christina Knittel John Nunziati 408-496-3417 408-562-3780 crknittel@avaya.com jfnunziati@avaya.com Avaya Announces Preliminary Fourth Fiscal Quarter 2016 Financial Results Santa Clara, Calif. — October 19, 2016 – Avaya announced today preliminary unaudited financial results for fourth fiscal quarter ended September 30, 2016. These results include: (i) revenue in the range of $945 million to $955 million, (ii) non-GAAP gross margin of approximately 61% to 62%, and (iii) adjusted EBITDA up year-over-year to the range of $270 million to $280 million. This results in adjusted EBITDA for the 2016 fiscal year in the range of $926 million to $936 million, up from $900 million for the 2015 fiscal year. Revenue results reflect year-over-year growth in Contact Center and Networking products, and Cloud & Managed Services and sequential growth in Unified Communications products. The Company’s cash balance as of September 30, 2016 was approximately $336 million, up sequentially and year-over-year. The Company remains focused on its assessment of capital structure improvement opportunities. The reporting date for fourth fiscal quarter and full fiscal year ended September 30, 2016 results will be announced separately. The Company noted that these financial results for the fourth fiscal quarter and year ended September 30, 2016 are preliminary and subject to the completion of its financial closing procedures and audit by its independent auditors. There can be no assurance that the Company’s final results for the fourth fiscal quarter and year ended September 30, 2016 will not differ from these preliminary estimates as a result of quarter-end closing, review procedures, or review adjustments, and any such changes could be material. Links to this preliminary financial results press release and Avaya’s SEC filings are available on the investor page of Avaya’s website (www.avaya.com/investors).

Q4 FY'16 Preliminary Financial Results – October 19, 2016

$M *(Non-GAAP except Revenue and Cash)*	4Q15 Actual (As Reported)	3Q16 Actual (As Reported)	4Q16 Guidance Range	4Q16 Preliminary Results
Revenue	$1,008	$882	$860 – $890	$945 – $955
Gross Margin %	62.0%	62.4%	N/A	~61% – 62%
Adj EBITDA $	$246	$223	N/A	$270 – $280
Adj EBITDA %	24.4%	25.3%	26% – 28%	28% – 29%
Cash Balance	$323	$269	N/A	~$336

Preliminary Highlights:

- Year-over-year growth in Contact Center and Networking products, and Cloud & Managed Services; sequential growth in Unified Communications products
- Sequential and year-over-year increase in Adjusted EBITDA $ and %, with Adjusted EBITDA % reaching record level
- Cash balance up sequentially and year-over-year
- Continued focus on assessment of capital structure improvement opportunities
- FY '16 Adjusted EBITDA in the range of ~$926M – $936M or a record ~25% of FY '16 revenue, up from $900M for FY '15

For a reconciliation of non-GAAP to GAAP financial information, please see our most recent filings at www.sec.gov

Use of non-GAAP (Adjusted) Financial Measures The information furnished in this release includes non-GAAP financial measures that differ from measures calculated in accordance with generally accepted accounting principles in the United States of America (“GAAP”), including Adjusted EBITDA and non-GAAP gross margin. EBITDA is defined as net income (loss) before income taxes, interest expense, interest income and depreciation and amortization. Adjusted EBITDA is EBITDA further adjusted to exclude certain charges and other adjustments described in our SEC filings. We believe that including supplementary information concerning Adjusted EBITDA is appropriate because it serves as a basis for determining management and employee compensation. In addition, we believe Adjusted EBITDA provides more comparability between our historical results and results that reflect purchase accounting and our current capital structure. Accordingly, Adjusted EBITDA measures our financial performance based on operational factors that management can impact in the short-term, such as our pricing strategies, volume, costs and expenses of the organization and it presents our financial performance in a way that can be more easily compared to prior quarters or fiscal years. EBITDA and Adjusted EBITDA have limitations as analytical tools. EBITDA measures do not represent net income (loss) or cash flow from operations as those terms are defined by GAAP and do not necessarily indicate whether cash flows will be sufficient to fund cash needs. While EBITDA measures are frequently used as measures of operations and the ability to meet debt service requirements, these terms are not necessarily comparable to other similarly titled captions of other companies due to potential inconsistencies in the method of calculation. Adjusted EBITDA excludes the impact of earnings or charges resulting from matters that we consider not to be indicative of our ongoing operations. In particular, our formulation of Adjusted EBITDA allows adjustment for certain amounts that are included in calculating net income (loss). Our debt agreements also allow us to add back restructuring charges, certain fees payable to our private equity sponsors and other advisors, resolution of certain legal matters, and a portion of our pension and post-employment benefits costs, which represents the amortization of pension service costs and actuarial gain or (loss) associated with these benefits. However, these are expenses that may recur, may vary and are difficult to predict. Non-GAAP gross margin excludes the amortization of acquired technology intangible assets, share based compensation, costs to settle certain legal matters, impairment of long lived assets, and purchase accounting adjustments. We have included non-GAAP gross margin because we believe it provides additional useful information to investors regarding our operations by excluding those charges that management does not believe are reflective of the Company’s ongoing operating results when assessing the performance of the business. These non-GAAP measures are not based on any comprehensive set of accounting rules or principles and have limitations as analytical tools in that they do not reflect all of the amounts associated with the Company’s results of operations as determined in accordance with GAAP. As such, these measures should only be used to evaluate the Company's results of operations in conjunction with the corresponding GAAP measures. The estimate of Adjusted EBITDA provided in this press release has been determined consistent with the methodology for calculating Adjusted EBITDA as set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2015. About Avaya Avaya enables the mission critical, real-time communication applications of the world’s most important operations. As the global leader in delivering superior communications experiences, Avaya provides the most complete portfolio of software and services for contact center and unified communications with integrated, secure networking— offered on premises, in the cloud, or a hybrid. Today’s digital world requires some form of communications enablement, and no other company is better positioned to do this than Avaya. For more information, please visit www.avaya.com. This press release contains certain forward-looking statements. These statements may be identified by the use of forward-looking terminology such as "anticipate," "believe," "continue," "could," "estimate," "expect," "intend," "may," "might," "plan," "potential," "preliminary," "predict," "should," "will," or “would” or the negative thereof or other variations thereof or other comparable terminology and include, but are not limited to, statements regarding the Company’s preliminary financial results for fourth fiscal quarter ended September 30, 2016. We have based these forward- looking statements on our current expectations, assumptions, estimates and projections. While we believe these are reasonable, such forward looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond our control, including, but not limited to: adjustments in the calculation of financial results for the quarter and year end, or the application of accounting principles; discovery of new information that alters expectations about fourth quarter results or impacts valuation methodologies underlying these results; accounting changes required by United States generally accepted accounting principles; and other factors affecting the Company detailed from time to time in the Company’s filings with the SEC that are available at www.sec.gov. These and other important factors may cause our actual results, performance, or achievements to differ materially from any future results, performance, or achievements expressed or implied by these forward-looking statements. For a list and description of such risks and uncertainties, please refer to Avaya's filings with the SEC that are available at www.sec.gov and in particular, our 2015 Form 10-K filed with the SEC on November 23, 2015. Avaya disclaims any intention or obligation to update or revise any forward-looking statements. ###

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